Exhibit (h)(1)(ii)

EIGHTEENTH AMENDMENT TO THE

EA SERIES TRUST

TRANSFER AGENT SERVICING AGREEMENT

This Eighteenth Amendment, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to add funds to its Series; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A is superseded and replaced in its entirety with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Cleary	By:	/s/ Gregory Farley

Name:	Patrick Cleary	Name:	Gregory Farley

Title:	CCO	Title:	Senior Vice President

Date:	June 21, 2022	Date:	June 21, 2022

Exhibit A to the

EA Series Trust
Transfer Agent Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Clean Energy Crypto Mining & Semiconductor ETF

The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF